SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 18, 2016

Reynolds American Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street,

Winston-Salem, NC 27101

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 336-741-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2016, Reynolds American Inc., referred to as RAI, announced that its Board of Directors, referred to as the Board, had approved a succession plan for key members of the senior leadership team and the Board. At its meeting held on October 18, 2016, upon the recommendation of the Board’s Corporate Governance, Nominating and Sustainability Committee, RAI’s Board (1) accepted Thomas C. Wajnert’s resignation as Non-Executive Chairman of the Board, effective as of the close of business on December 31, 2016, (2) accepted Susan M. Cameron’s resignation as President and Chief Executive Officer of RAI, effective as of the close of business on December 31, 2016, (3) elected Ms. Cameron as Executive Chairman of the Board, effective January 1, 2017, (4) elected Debra A. Crew, currently President and Chief Operating Officer of R. J. Reynolds Tobacco Company, the largest of RAI’s operating companies and referred to as RJRT, as President and Chief Executive Officer–Elect of RAI, effective October 24, 2016, and as President and Chief Executive Officer of RAI, effective January 1, 2017, and (5) elected Ms. Crew to serve on RAI’s Board as a Class I Director, effective January 1, 2017. Ms. Cameron will serve as Executive Chairman of the Board until May 2017, at which time she is expected to become Non-Executive Chairman of the Board.

Ms. Crew, age 45, joined RJRT as President and Chief Commercial Officer in October 2014 and became President and Chief Operating Officer of RJRT in October 2015. In connection with her foregoing elections, she resigned as President and Chief Operating Officer of RJRT, effective as of the close of business on October 23, 2016. Prior to joining RJRT, Ms. Crew was the President and General Manager, PepsiCo North American Nutrition, for PepsiCo, Inc. (a global food and beverage company) from August 2014 to September 2014. She served as President of PepsiCo Americas Beverages from September 2012 to August 2014. Ms. Crew was also President of the Western Europe Region of PepsiCo Europe from April 2010 through August 2012. Prior to joining PepsiCo, Inc. in 2010, Ms. Crew held various positions with Mars, Incorporated, Nestle S.A. and Kraft Foods, Inc. Ms. Crew currently serves on the board of directors of Stanley Black & Decker, Inc.

Ms. Crew was designated for nomination and subsequently elected as a management director as a result of her future role as the chief executive officer of RAI, pursuant to the terms of a July 30, 2004 governance agreement, as amended, among RAI, British American Tobacco p.l.c. and Brown & Williamson Holdings, Inc. (formerly known as Brown & Williamson Tobacco Corporation). Ms. Crew’s term as a Class I Director, along with the terms of all of the Directors, will end on the date of the RAI’s annual shareholders’ meeting to be held in 2017. RAI’s Board believes that Ms. Crew, with her nearly 20 years of experience and leadership in consumer products companies, including her most recent service as the President and Chief Operating Officer of RJRT, and her future service as the President and Chief Executive Officer–Elect of RAI, and thereafter as the President and Chief Executive Officer of RAI, brings to the Board strong leadership skills, marketing and brand leadership expertise, knowledge of the tobacco industry, and essential insight and perspective regarding the strategic and operational opportunities and challenges of RAI and its operating companies.

In connection with Ms. Crew’s election as RAI’s President and Chief Executive Officer–Elect, and thereafter as RAI’s President and Chief Executive Officer, upon the recommendation of the Board’s Compensation and Leadership Development Committee, RAI’s Board approved the following changes to Ms. Crew’s compensation package, effective January 1, 2017: (1) an increase in her annual base salary from $795,000 to $1,100,000; (2) an increase in her target annual incentive award value under the Reynolds American Inc. Amended and Restated 2009 Omnibus Incentive Compensation Plan, referred to as the Omnibus Plan, from 120% to 160% of her annual base salary; and (3) an increase in her target long-term incentive grant value under the Omnibus Plan from 3 times to 6 times her annual base salary. The foregoing payments and benefits are in addition to the other employee benefits to which Ms. Crew is currently entitled. As an employee of RAI, Ms. Crew will not be entitled to compensation for her service on RAI’s Board, except that RAI reimburses all Directors for actual expenses incurred in connection with attendance at Board and committee meetings, including transportation, food and lodging expenses.

On October 19, 2016, RAI also announced that, commencing October 24, 2016, Joseph P. Fragnito will join RJRT as its President and Chief Commercial Officer. Mr. Fragnito, age 43, served as the President of the U.S. Beverages and Snack Nuts business unit of The Kraft Heinz Company (a food and beverage company) from June 2015 to August 2016. He was a Vice President of Marketing for a number of key brands for Kraft Foods Group, Inc., referred to as Kraft Foods Group (a consumer packaged food and beverage company), from July 2013 to June 2015, at which time Kraft Foods Group merged with H.J. Heinz Company (a food and beverage company). Mr. Fragnito was a Senior Director of Marketing for Kraft Foods Group from January 2011 to June 2013. Prior to 2011, he served in various other marketing and innovations roles with Kraft Foods Group after joining Kraft in 2000.

Pursuant to the terms of the offer letter entered into by Mr. Fragnito with RJRT on October 17, 2016, referred to as the Offer Letter, Mr. Fragnito will receive the following material compensation and benefits:

•	annual base salary of $500,000;
•	“sign-on” cash bonus of $350,000;
•	target annual incentive opportunity of 100% of his annual base salary (beginning in 2017) pursuant to the Annual Incentive Award Program under the Omnibus Plan;
•	target long-term incentive opportunity of 250% of his annual base salary pursuant to the Long-Term Incentive Program under the Omnibus Plan. For 2016, his target long-term incentive opportunity will be a grant in the form of performance shares with a prorated target of $1,007,000 (subject to a dividend threshold and performance goals determined by the Compensation and Leadership Development Committee of RAI’s Board). The 2016 performance shares award will vest, if at all, on March 1, 2019;

•	retention grant in the form of restricted stock units with a value of $1,000,000. This grant is expected to vest 50% on December 15, 2017, and 50% on December 15, 2018; and
•	eligibility for the other benefits provided to newly hired executives (including future retirement benefits provided under the 401(k) retirement plan and participation in the executive severance plan).

Mr. Fragnito also will enter into a customary non-compete, non-disclosure of confidential information, arbitration and commitment to provide assistance agreement and be required to comply with applicable stock ownership guidelines.

The foregoing description of the Offer Letter does not purport to be a complete description of its terms and is qualified in all respects by reference to the complete text of the Offer Letter, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated into this Item 5.02 by reference.

A copy of the press release announcing the foregoing changes is being furnished as Exhibit 99.1 hereto.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

10.1	Offer Letter, by and between R. J. Reynolds Tobacco Company and Joseph Fragnito, entered into October 17, 2016

99.1	Press Release of Reynolds American Inc., dated October 19, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.

By:	/s/ McDara P. Folan, III
	Name:	McDara P. Folan, III
	Title:	Senior Vice President, Deputy General Counsel and Secretary

Date: October 19, 2016

INDEX TO EXHIBITS

Number	Exhibit

10.1	Offer Letter, by and between R. J. Reynolds Tobacco Company and Joseph Fragnito, entered into October 17, 2016

99.1	Press Release of Reynolds American Inc., dated October 19, 2016